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                                                                    EXHIBIT 99.4

                GERDAU AMERISTEEL CORPORATION AND GUSAP PARTNERS
             OFFER FOR ALL OUTSTANDING 10 3/8% SENIOR NOTES DUE 2011
                  IN EXCHANGE FOR 10 3/8% SENIOR NOTES DUE 2011
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                  AS AMENDED, AND THE SECURITIES ACT (ONTARIO)

To:      BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

Gerdau Ameristeel Corporation and GUSAP Partners (collectively, the "Issuers") are offering, upon and subject to the terms and conditions set forth in the Prospectus, dated o, 2003 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), which together constitute the Issuers' offer (the "Exchange Offer") to exchange an aggregate principal amount of up to US$405,000,000 10 3/8% Senior Notes due 2011 (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended, and the Securities Act (Ontario), for a like principal amount of their outstanding US$405,000,000 10 3/8% Senior Notes due 2011 (the "Existing Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement dated June 27, 2003 by and among the Issuers, the Subsidiary Guarantors (as defined in the Prospectus) and the initial purchasers of Existing Notes referred to therein.

We are requesting that you contact your clients for whom you hold Existing Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, or who hold Existing Notes registered in their own names, we are enclosing the following documents:

1.       Prospectus dated o, 2003;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Existing Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to SouthTrust Bank, the exchange agent for the Exchange Offer (the "Exchange Agent").

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON o, 2004, (THE "EXPIRATION DATE") UNLESS EXTENDED BY THE ISSUERS. EXISTING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

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To participate in the Exchange Offer, a duly executed and properly completed
Letter of Transmittal (or facsimile of it or an agent's message), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Existing Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus. If a tender is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company, compliance with the procedures set forth in "The Exchange Offer - Book-Entry Transfer" section of the Prospectus is required.

If a registered holder of Existing Notes desires to tender, but such Existing Notes are not immediately available, or time will not permit such holder's Existing Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer - Guaranteed Delivery Procedures".

The Issuers will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Existing Notes held by them as nominee or in a fiduciary capacity. The Issuers will pay or cause to be paid all stock transfer taxes applicable to the exchange of Existing Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to SouthTrust Bank, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                        Sincerely,

                                        GERDAU AMERISTEEL CORPORATION
                                        AND GUSAP PARTNERS


                                        ----------------------------------------
                                        Tom J. Landa
                                        Vice President, Finance, Chief
                                        Financial Officer and Secretary
                                        Gerdau Ameristeel Corporation


                                        ----------------------------------------
                                        Glen A. Beeby
                                        President and Manager
                                        GUSAP Partners

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures